Exhibit 10.1

SECOND AMENDMENT TO
SECOND AMENDED AND RESTATED LOAN AGREEMENT

This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT (this “Agreement”) entered into and effective as of April 5, 2007, by and among Angelica Corporation, a Missouri corporation (“Borrower”), LaSalle Bank National Association (“LaSalle”), as Administrative Agent (“Administrative Agent”), and LaSalle and the other lenders listed on the signature page hereto (the “Lenders”).

Recitals:

A.
Borrower, Administrative Agent and Lenders are party to that Second Amended and Restated Loan Agreement dated as of November 30, 2005, and as amended by that certain First Amendment to Second Amended and Restated Loan Agreement dated as of July 28, 2006 (as amended from time to time, the “Original Loan Agreement”).

B.	Administrative Agent, the Lenders and Borrower have agreed to the provisions set forth herein on the terms and conditions contained herein.

Agreement

Therefore, in consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, Borrower, Administrative Agent and the Lenders hereby agree as follows:

1. Definitions. All references to the “Agreement” or the “Loan Agreement” in the Original Loan Agreement and in this Agreement shall be deemed to be references to the Original Loan Agreement as it may be amended, restated, extended, renewed, replaced, or otherwise modified from time to time. Capitalized terms used and not otherwise defined herein have the meanings given them in the Original Loan Agreement.

2. Effectiveness of Agreement. This Agreement shall become effective as of the date first written above, but only if this Agreement has been executed by Borrower, Administrative Agent and the Lenders, and only if all of the documents listed on Exhibit A to this Agreement have been delivered and, as applicable, executed, sealed, attested, acknowledged, certified, or authenticated, each in form and substance satisfactory to Administrative Agent and the Lenders.

3. Consent. For all periods prior to the date of this Agreement, the Administrative Agent and the Lenders hereby consent to the following being added to EBITDA: for the period for which EBITDA is being calculated, non-cash charges of any share-based compensation awards, to the extent such non-cash charges were expensed in accordance with SFAS 123R or are required to be shown as an expense in any financial statements for periods prior to the effective date of SFAS 123R.

4. Reduction of Aggregate Revolving Commitment. Borrower has previously provided written notice to the Administrative Agent and the Lenders that it desires to reduce the Aggregate Revolving Loan Commitment by Twenty Five Million Dollars ($25,000,000) from One Hundred Fifty Million Dollars ($150,000,000) to One Hundred and Twenty Five Million Dollars ($125,000,000). The Borrower, the Administrative Agent and the Lenders hereby agree that, effective on the date hereof, the Aggregate Revolving Loan Commitment shall be One Hundred and Twenty Five Million Dollars

($125,000,000), and each Lender’s Revolving Loan Commitment shall be automatically reduced by such Lender’s pro-rata share of the reduction of the Aggregate Revolving Loan Commitment. Borrower shall pay to the Administrative Agent on the date hereof any payment on the Aggregate Revolving Loan required as a consequence of the foregoing reduction, including, principal, interest and LIBOR breakage fees (if any).

5.	Amendments.

5.1.  Base Rate Revolving Margins and LIBOR Revolving Margins.  Effective on the date of this Agreement, the table in Section 4.6 of the Original Loan Agreement is deleted in its entirety and replaced with the following:

“If the ratio of Borrower’s Funded Indebtedness to EBITDA (for the four fiscal quarter period of Borrower most recently ended) is	LIBOR Revolving Margin	Base Rate Revolving Margin	Unused Fee Rate	Reference Level
greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00	2.000%	0.000%	0.250%	III
greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	1.750%	0.000%	0.250%	II
less than 2.50 to 1.00	1.500%	0.000%	0.250%	I”

5.2. Definition of EBITDA. The definition of EBITDA in Section 14.1 of the Original Loan Agreement is deleted in its entirety and replaced with the following:

“EBITDA means, with respect to any fiscal period of Borrower, the consolidated Net Income of the Borrower and its Subsidiaries for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, plus, only to the extent deducted from Net Income in accordance with GAAP (i) without duplication, the sum of (A) Interest Expense in such period, (B) income tax expense accrued for in such period, (C) amortization of goodwill and other intangible assets and depreciation expense taken or accrued for in such period, (D) any extraordinary non-cash loss in such period whether incurred or accrued for, (E) any losses from discontinued operations, (F)  non-cash charges for the impairment or disposal of long lived assets, goodwill, and other intangible assets, (G) solely for purposes of Section 14.2 and Section 14.3 of this Agreement (and for no other purpose, including, without limitations, the calculations in Section 4.6 and Section 5.1 of this Agreement), the Special Additions, and (H) non-cash charges of any share-based compensation awards, to the extent such non-cash charges were expensed during such period in accordance with SFAS 123R or are required to be shown as an expense in any financial statements for periods prior to the effective date of SFAS 123R, minus (ii) the sum of, without duplication, (A) any extraordinary income/gain in such period whether incurred or accrued for, and (B) any income from discontinued operations.”

5.3. Maximum Ratio of Funded Indebtedness to EBITDA.  Effective on the date of this Agreement, the table in Section 14.3 of the Original Loan Agreement is deleted in its entirety and replaced with the following:

“Four fiscal quarter period ended on or most recently before the following dates:	Maximum Ratio of Funded Indebtedness to EBITDA
April 30, 2007, and each July 31, October 31, January 31 and April 30 thereafter	3.50:1.00”

5.4. Exhibit 3.  Effective on the date of this Agreement, Exhibit 3 to the Original Loan Agreement is deleted and replaced with the Exhibit 3 attached hereto.

6. Patriot Act Notification.  Administrative Agent, each Lender and LaSalle (for itself and not on behalf of any other party) hereby notifies the Borrower and each other Covered Person that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “Act”), it is required to obtain, verify and record information that identifies the Borrower and each other Covered Person, which information includes the name and address of the Borrower and each other Covered Person and other information that will allow Administrative Agent, such Lender or LaSalle, as applicable, to identify the Borrower and each other Covered Person in accordance with the Act.

7. Representations and Warranties of Borrower.  Borrower hereby represents and warrants to Administrative Agent and the Lenders that (i) Borrower’s execution, delivery and performance of this Agreement has been duly authorized by all requisite action of Borrower, (ii) no consents are necessary from any third parties for Borrower’s execution, delivery or performance of this Agreement, (iii) this Agreement, the Loan Agreement, and each of the other Loan Documents, constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except to the extent that the enforceability thereof against Borrower may be limited by bankruptcy, insolvency or other laws affecting the enforceability of creditors rights generally or by equity principles of general application, (iv) except as disclosed on the supplemental disclosure schedule attached hereto as Exhibit B, all of the representations and warranties contained in Section 10 of the Loan Agreement are true and correct with the same force and effect as if made on and as of the date of this Agreement, (v) after giving effect to this Agreement, there is no Existing Default, (vi) since the Effective Date, except for amendments to the Borrower's bylaws (a) setting the date of the Borrower's annual meeting, and (b) allowing Borrower to issue uncertificated shares of stock so as to be eligible to participate in the Direct Registration System as required by Securities and Exchange Commission rules, there have been no change or modification to the Charter Documents of Borrower or any other Covered Person, (vii) since the date of the Initial Financial Statements, there has been no change in the financial condition or business operations of Borrower or any other Covered Person which could reasonably be expected to result in a Material Adverse Effect, (viii) there are no proceedings of any kind, pending or threatened against Borrower or any other Covered Person, which could reasonably be expected to result in a Material Adverse Effect, and (ix) there are no Security Interests with respect to the Borrower or its assets, except for Permitted Security Interests.

8. Reaffirmation.  Borrower hereby represents, warrants, acknowledges and confirms that (i) the Loan Agreement and the other Loan Documents remain in full force and effect, (ii) Borrower has no defenses to its obligations under the Loan Agreement and the other Loan Documents, and (iii) Borrower has no claim against Administrative Agent or any Lender arising from or in connection with the Loan Agreement or the other Loan Documents and any such claim is hereby irrevocably waived and released and discharged forever.

9. Governing Law.  This Agreement has been deemed to be executed and delivered in Chicago, Illinois, and shall be governed by and construed under the laws of the State of Illinois without giving effect to choice or conflicts of law principles thereunder.

10. Section Titles.  The section titles in this Agreement are for convenience of reference only and shall not be construed so as to modify any provisions of this Agreement.

11. Counterparts; Facsimile Transmissions.  This Agreement may be executed in one or more counterparts and on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement may be given by facsimile or other electronic transmission, and such signatures shall be fully binding on the party sending the same.

12. Incorporation By Reference.  Administrative Agent, the Lenders and Borrower hereby agree that all of the terms of the Loan Documents are incorporated in and made a part of this Agreement by this reference.

13. Fees and Expenses.  Borrower shall promptly pay to Administrative Agent all fees, expenses and other amounts owing to Administrative Agent under the Loan Agreement and the other Loan Documents, including, without limitation, all fees, costs and expenses incurred by Administrative Agent in connection with the preparation, negotiation, execution, and delivery of this Agreement.

14. Notice—Oral Commitments Not Enforceable.  Nothing contained in the following notice shall be deemed to limit or modify the terms of the Loan Documents:

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT COMPANY (BORROWER) AND THE BANK (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS THE COMPANY (BORROWER) AND THE BANK (CREDITOR) REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

Borrower acknowledges that there are no other agreements between Administrative Agent, Lenders, and Borrower, oral or written, concerning the subject matter of the Loan Documents, and that all prior agreements concerning the same subject matter, including any proposal or commitment letter, are merged into the Loan Documents and thereby extinguished.

15. Statutory Notice-Insurance.   The following notice is given pursuant to Section 10 of the Collateral Protection Act set forth in Chapter 815 Section 180/1 of the Illinois Compiled Statutes (1996); nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL. THIS

INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

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  IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

  ANGELICA CORPORATION, a Missouri corporation, as Borrower
By:	/s/ James W. Shaffer
Name: James Shaffer Title: Vice President & Chief Financial Officer

LASALLE BANK NATIONAL ASSOCIATION,
as Administrative Agent and a Lender

By:	/s/ Margaret C. Dierkes
Name: Margaret C. Dierkes Title: First Vice President

WELLS FARGO BANK, N.A., a Lender

By:	/s/ Beth A. Tiffin
Name: Beth A. Tiffin Title: Vice President

UMB BANK, NATIONAL ASSOCIATION, a Lender

By:	/s/ Cecil G. Wood
Name: Cecil G. Wood Title: Executive Vice President

REGIONS BANK, a Lender

By:	/s/ Daniel R. Kraus
Name: Daniel R. Kraus Title: Vice President

NATIONAL CITY BANK, N.A. formerly known as National City Bank of the Midwest, a Lender

By:	/s/ S. Farris Tzinberg
Name: S. Farris Tzinberg Title: Vice President

ACKNOWLEDGED AND AGREED TO AS OF April __, 2007:

ANGELICA TEXTILE SERVICES, INC., a New York corporation

By:	/s/ James W. Shaffer
Name: James Shaffer Title: Vice President

ANGELICA TEXTILE SERVICES, INC., a California corporation

By:	/s/ James W. Shaffer
Name: James Shaffer Title: Vice President

SOUTHERN SERVICE COMPANY, a California corporation

By:	/s/ James W. Shaffer
Name: James Shaffer Title: Vice President

ANGELICA REALTY CO., a California corporation

By:	/s/ James W. Shaffer
Name: James Shaffer Title: Vice President

THE SURGIPACK CORPORATION, a Massachusetts corporation

By:	/s/ James W. Shaffer
Name: James Shaffer Title: Vice President

ROYAL INSTITUTIONAL SERVICES, INC., a Massachusetts corporation

By:	/s/ James W. Shaffer
Name: James Shaffer Title: Vice President

Exhibit A

Documents and Requirements

1.	Second Amendment to Second Amended and Restated Loan Agreement.

Exhibit B

Disclosure Schedule (Supplemental)
Section 10.35 of the Disclosure Schedule (Real Property) is further amended by deleting the following real property which was sold by Borrower:

Rosedale1
650 Rosedale Ave.
St. Louis, MO
(Real Estate)

1 Subject to long-term lease to Bi-State Development Agency

Section 10.37 of the Disclosure Schedule (Chief Place of Business; Locations of Collateral) is amended as follows:

10.37.1	Location of chief executive office and principal places of business is amended to read as follows solely to reflect the change in the street name of Borrower’s Alpharetta, Georgia location:

424 S. Woods Mill Road
Suite 300
Chesterfield, MO 63017

1105 Lakewood Parkway, Suite 210
Alpharetta, GA 30004

10.37.2	Location of books and records is amended to read as follows solely to reflect the change in the street name of Borrower’s Alpharetta, Georgia location:

424 S. Woods Mill Road
Suite 300
Chesterfield, MO 63017

1105 Lakewood Parkway, Suite 210
Alpharetta, GA 30004

10.37.3	Location of Collateral is further amended by deleting the following location which was sold by Borrower:

Rosedale1
650 Rosedale Ave.
St. Louis, MO
(Real Estate)

1 Subject to long-term lease to Bi-State Development Agency

EXHIBIT 3

LENDERS’ COMMITMENTS AND PRO-RATA SHARES

LENDER	TOTALS	REVOLVING LOAN COMMITMENT	PRO-RATA SHARES
LaSalle Bank National Association	$39,583,333.34	$39,583,333.34	31.666666667%
Wells Fargo Bank, N.A.	$27,083,333.34	$27,083,333.34	21.666666667%
UMB Bank, National Association	$24,166,666.66	$24,166,666.66	19.333333333%
Regions Bank	$19,166,666.66	$19,166,666.66	15.333333333%
National City Bank, N.A.	$15,000,000.00	$15,000,000.00	12.000000000%

AGGREGATES	$125,000,000.00	$125,000,000.00	100.000000000%